EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-269872) and on Form S-8 (Nos. 333-279323, 333-266460, 333-240336, 333-231313, 333-224833, 333-190308, 333-132591, 333-132590, and 333-05731) of Pitney Bowes Inc. of our report dated February 21, 2025 relating to the financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Stamford, Connecticut
February 21, 2025